Exhibit 10.1

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) executed on December 24, 2025, but deemed effective as of the Effective Date (hereinafter defined) by and among 141 LIVINGSTON OWNER LLC, a Delaware limited liability company (“Borrower”), CLIPPER REALTY L.P., a Delaware limited partnership (“Clipper LP Guarantor”), CLIPPER REALTY INC., a Maryland corporation (“Clipper Corporation Guarantor” and collectively, with Clipper LP Guarantor, “Guarantor”; Borrower and Guarantor are sometimes hereinafter referred to individually as a “Loan Party” and collectively as the “Loan Parties”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BENCHMARK 2021-B24 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-B24 (“A-1 Noteholder”), IN ITS CAPACITY AS LEAD SECURITIZATION NOTEHOLDER ON BEHALF OF ITSELF AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2021-B25 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-B25 (“A-2-1 Noteholder”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2021-B26 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-B26 (“A-2-2 Noteholder”, and collectively, “Lender”).

W I T N E S S E T H:

WHEREAS, Citi Real Estate Funding Inc. (“Original Lender”) provided a commercial mortgage loan in the original principal amount of $100,000,000.00 (the “Loan”) to Borrower evidenced by, among other things, (i) that certain Consolidated Amended and Restated Promissory Note dated as of February 18, 2021 from Borrower to Original Lender (the “Original Note”), and (ii) that certain Loan Agreement dated as of February 18, 2021 (the “Loan Agreement”) by and between Borrower and Original Lender; and

WHEREAS, pursuant to that certain Note Splitter and Loan Modification Agreement dated as of February 18, 2021 (the “Note Splitter Agreement”), the Original Note was split and severed into: (i) that certain Promissory Note A-1 dated as of February 18, 2021 from Borrower to Original Lender in the original principal amount of $75,000,000.00 (the “A-1 Note”), and (ii) that certain Promissory Note A-2 dated as of February 18, 2021 from Borrower to Original Lender in the original principal amount of $25,000,000.00 (the “Original A-2 Note”); and

WHEREAS, pursuant to that certain Note A-2 Splitter and Loan Modification Agreement dated as of April 9, 2021 (the “Note A-2 Splitter Agreement”), the Original A-2 Note was split and severed into (i) that certain Promissory Note A-2-1 dated as of April 9, 2021 from Borrower to Original Lender in the original principal amount of $12,500,000.00 (the “A-2-1 Note”), and (ii) that certain Promissory Note A-2-2 dated as of April 9, 2021 from Borrower to Original Lender in the original principal amount of $12,500,000.00 (the “A-2-2 Note” and collectively, with the A-1 Note and the A-2-1 Note, the “Note”).

WHEREAS, the Note was secured by, among other things, (i) that certain Mortgage and Agreement of Consolidation and Modification of Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of February 18, 2021 (the “Mortgage”) made by Borrower to Original Lender, recorded on March 3, 2021 as CRFN 2021000076342, in the Office of the City Register of the City of New York (the “Official Records”), as assigned to Lender pursuant to that certain Assignment of Mortgage recorded on May 1, 2021 as CRFN 2021000159660, in the Official Records, and (ii) that certain Assignment of Leases and Rents dated as of February 18, 2021 (the “Assignment of Leases”) made by Borrower to Original Lender, recorded on March 3, 2021 as CRFN 2021000076343, in the Official Records, as assigned to Lender pursuant to that certain Assignment of Assignment of Leases and Rents recorded on May 1, 2021 as CRFN 2021000159661 in the Official Records, which Mortgage encumbers the property described therein (the “Mortgaged Property”) including, without limitation, the real property more particularly described in Exhibit “A” attached thereto. The Mortgaged Property and all other collateral for the Loan is collectively referred to herein as the “Property”; and

WHEREAS, in connection with the Note, (i) Borrower and Original Lender executed that certain Cash Management Agreement dated as of February 18, 2021 (the “Cash Management Agreement”), and (ii) Borrower, Original Lender and Wells Fargo Bank, National Association executed that certain Deposit Account Control Agreement (Springing Lockbox) dated as of February 18, 2021 (the “DACA”); and

WHEREAS, also in connection with the Note, (i) Guarantor executed that certain Limited Recourse Guaranty dated as of February 18, 2021 in favor of Original Lender (the “Guaranty”), and (ii) Borrower and Guarantor executed that certain Environmental Indemnity Agreement dated as of February 18, 2021 in favor of Original Lender (the “Environmental Indemnity”); and

WHEREAS, the Note, the Note Splitter Agreement, the Note A-2 Splitter Agreement, the Loan Agreement, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the DACA, the Guaranty, the Environmental Indemnity and all other documents evidencing, securing or relating to the Loan, as heretofore amended or modified, may be collectively referred to in this Agreement as the “Loan Documents”; and

WHEREAS, A-1 Noteholder is now the holder of the A-1 Note, A-2-1 Noteholder is now the holder of the A-2-1 Note, A-2-2 Noteholder is now the holder of the A-2-2 Note, and A-1 Noteholder, on behalf of itself, A-2-1 Noteholder and A-2-2 Noteholder, is the holder of the Loan Agreement and the remaining Loan Documents; and

WHEREAS, Midland Loan Services, a division of PNC Bank, National Association (“Midland”) is the special servicer of the Loan for A-1 Noteholder and on behalf of A-2-1 Noteholder and A-2-2 Noteholder; and

WHEREAS, Lender has asserted the Loan is currently in default as a result of, among other things, non-payment of Renewal Tenant Reserve Monthly Deposits (as defined in the Loan Agreement), which asserted defaults Loan Parties dispute (the “Existing Events of Default”); and

WHEREAS, in connection with the Existing Events of Default, on or about March 21, 2025, Lender filed a Verified Complaint (the “Complaint”) with the Supreme Court of New York, Kings County (the “Foreclosure Court”) to commence an action (the “Existing Foreclosure Action”) entitled Wells Fargo Bank, National Association, as Trustee etc. v. 141 Livingston Owner LLC et al, Index No. 509649/2025, to foreclose the Mortgage described in the Complaint, and on or about June 23, 2025, Lender filed an Amended Verified Complaint (“Amended Complaint”) in the Existing Foreclosure Action; and .

WHEREAS, Loan Parties were named as defendants in the Existing Foreclosure Action, among other defendants. Loan Parties on or about July 11, 2025 filed answers and counterclaims to the Amended Complaint; and

WHEREAS, the Foreclosure Court issued an order (the “Denial Order”) denying the first motion of Lender to appoint a receiver for the Mortgaged Property and a subsequent order (the “Receiver Conditions Order”) stating terms and conditions on which a receiver would be appointed by the Foreclosure Court upon the occurrence of certain specified future events; and

WHEREAS, Lender has appealed from the Denial Order and Receiver Conditions Order and Loan Parties have cross-appealed from the Receiver Conditions Order, with such appeals (the “Appeals”) pending before the Supreme Court of New York, Appellate Division, Second Department (the “Appellate Court”); and

WHEREAS, Borrower has requested that Lender modify certain terms of the Loan and the Loan Documents, and Lender is willing to do so on and subject to the terms and conditions set forth in this Agreement and the other documents, instruments and agreements described in Section 16 below (the “Loan Modification Documents”); and

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.    Definitions. All capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

2.    Loan Information. The Loan Parties and Lender hereby acknowledge and agree that:

(a)    The outstanding principal balance of the A-1 Note as of December 23, 2025 is $75,000,000.00.

(b)    The outstanding principal balance of the A-2-1 Note as of December 23, 2025 is $12,500,000.00.

(c)    The outstanding principal balance of the A-2-2 Note as of December 23, 2025 is $12,500,000.00.

(d)    The interest rate on the Note is a fixed rate of 3.21% per annum.

(e)    A monthly installment of interest only is due and payable under the Note on each Monthly Payment Date.

(f)    The Stated Maturity Date of the Loan is March 6, 2031.

(g)    In addition to the amounts set forth above, the following listed payments are due and payable as of the Effective Date on each Monthly Payment Date pursuant to the Loan Agreement [the amounts listed are as of the Effective Date but are subject to change]:

(i)	monthly deposits into the Tax Account pursuant to Section 8.6 of the Loan Agreement in the amount of $253,602.68;

(ii)	monthly deposits into the Insurance Account pursuant to Section 8.6 of the Loan Agreement in the amount of $0.00;

(iii)	monthly deposits into the Replacement Reserve Account pursuant to Section 8.2 of the Loan Agreement in the amount of $0.00; and

(iv)	monthly deposits into the Renewal Tenant Reserve Account pursuant to Section 8.9 of the Loan Agreement in the amount of $0.00.

3.    Representations and Warranties of Borrower and Guarantor. Borrower and Guarantor each hereby represents, warrants, acknowledges and agrees to, for the benefit of and with Lender as follows:

(a)    Due Organization, Authority, Etc. Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware, has the power and authority to own, lease, and/or operate the Mortgaged Property and to carry on its business as now conducted, and is duly qualified, licensed to do business, and in good standing in the State of New York and in each other state where the failure to be so qualified or licensed might have a material adverse effect on Borrower. Clipper LP Guarantor is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware. Clipper Corporation Guarantor is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland. The execution, delivery, and performance by the Loan Parties of the Loan Modification Documents to which each is a party has been duly and properly authorized pursuant to all requisite entity action, and the applicable Loan Party’s organizational documents. The execution, delivery and performance by the Loan Parties of the Loan Modification Documents to which each is a party and their respective obligations thereunder do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such Loan Party or the organizational documents of such Loan Party, or result in the breach or the acceleration of, or entitle any other individual or entity to accelerate (whether after the giving of notice or lapse of time or both), any contractual obligation of any such Loan Party, or cause a default under any indenture, agreement, lease, or instrument to which such Loan Party is a party, or result in the creation or imposition of any lien upon any property, asset, or revenue of any such Loan Party. The execution, delivery and performance by the Loan Parties of the Loan Modification Documents to which each is a party and the transactions contemplated thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(b)    Loan Documents. The Loan Documents, as modified and amended by this Agreement and the other Loan Modification Documents, remain in full force and effect and constitute the valid and legally binding obligations of each Loan Party, as applicable, enforceable in accordance with their respective terms, and each Loan Modification Document to which each Loan Party, as applicable, is a party constitutes the valid and legally binding obligations of such Loan Party, and is enforceable against such Loan Party and the Property in accordance with the terms thereof; that unless expressly provided therein, none of the Loan Modification Documents is intended to be, and shall not be deemed or construed to be, a waiver, cure, satisfaction, reinstatement, novation, cancellation, extinguishment, substitution or release of the Loan or any obligations of the Loan Parties under any Loan Documents, or a waiver by Lender of any of the rights of Lender under any Loan Document, or at law or in equity. No Loan Party has any offsets, claims, counterclaims, cross-claims or defenses against any Released Party (as defined below) with respect to the Loan or the Loan Documents, including, without limitation, the administration or funding of the Loan.

(c)    Mortgaged Property.

(i)    Title to the Mortgaged Property. Borrower owns good and marketable fee simple title to all of the Mortgaged Property, subject to the Permitted Encumbrances. There are no monetary liens or other encumbrances against any of the Mortgaged Property (other than the liens and security interests in favor of Lender), and no agreements to voluntarily convey any portion of the Mortgaged Property or any rights thereto to any individual or entity, including, without limitation, any government or governmental agency, subject to the Permitted Encumbrances.

(ii)   Financial Statements. The financial statements for the Mortgaged Property previously delivered to Lender are in all material respects, true, accurate and complete for the time periods referenced therein.

(iii)  Compliance with Laws. No Loan Party has received written notice from any governmental entity claiming that the Mortgaged Property or any entity comprising Borrower is not on the date of this Agreement in compliance with any laws, ordinances, rules, and regulations bearing upon the use and operation of the Mortgaged Property, including specifically, but without limitation, any such notice relating to housing codes, zoning laws, building codes and regulations.

(d)    Legal Proceedings. Except as set forth on Schedule 3(d) (the “Scheduled Legal Proceedings”), there are no outstanding judgments against Borrower or Guarantor, as applicable, or any pending or, to Borrower’s or Guarantor’s knowledge, other than the Existing Foreclosure Action and the Appeals, threatened, lawsuits, actions, administrative proceedings, adversary proceedings, condemnation proceedings, annexation proceedings, arbitrations or other legal proceedings, including (but not limited to) garnishment, attachment or similar proceedings against Borrower or Guarantor, as applicable, or the Property (collectively, the “Legal Proceedings”), and the Scheduled Legal Proceedings will not prevent Borrower or Guarantor from performing their obligations under this Agreement. Should any Legal Proceedings be instituted or otherwise become pending after the date hereof which would prevent Borrower or Guarantor from performing their obligations under this Agreement, Borrower or Guarantor, as applicable, shall promptly notify Lender of the same and shall promptly provide to Lender such other disclosures regarding the additional Legal Proceedings as Lender shall reasonably require.

(e)    No Violation or Default. Neither any Loan Party nor the Mortgaged Property is in violation of or in default with respect to any requirement of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any indenture, agreement, lease, or instrument, including, but not limited to, any default on any contractual obligation to any of its respective affiliates (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default could have a material adverse effect on such Loan Party or any portion of the Property. Without limiting the generality of the foregoing, neither any Loan Party nor the Mortgaged Property (i) has directly or indirectly violated any environmental law, nor any Loan Party received any written notice of any such violation; or (ii) has any liability under any environmental law, and no Loan Party has received notice or other written communication of an investigation, or, is under an investigation, by any governmental authority having authority to enforce any environmental law with respect of any of the Mortgaged Property.

(f)    Licenses and Permits. As of the date hereof, Borrower is in possession of all licenses, permits, and other authorizations necessary and required by applicable law for the conduct of its business and the operation of the Mortgaged Property. All such licenses, permits, and authorizations are valid and in full force and effect.

(g)   Insurance. All insurance policies and coverages required by the Loan Documents are in full force and effect, Borrower is not in default with respect to any provision contained in any of the insurance policies providing such insurance coverage, and all premiums for such insurance policies have been paid in full through the expiration date of such insurance policies. Such policies and coverages shall be renewed in a timely manner so as to ensure there is no lapse or gap in coverage.

(h)   Financial Statements. The financial statements of the Loan Parties that heretofore have been provided to Lender or Midland are in accordance with the requirements set forth in the Loan Agreement.

(i)    Accuracy of Information Furnished. None of the certificates, statements, or information furnished to Lender or Midland by or on behalf of any Loan Party in connection with this Agreement or the transactions contemplated hereby, to such Loan Party’s knowledge, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, true, accurate, complete or not misleading.

(j)    No Default. The Loan Parties are in compliance with all covenants under the Loan Documents, as amended and modified by the Loan Modification Documents, and, following the application of the Closing Payments, no default under the Loan Documents exists.

4.    Closing Payment. On or before the Effective Date (and as a condition precedent to the effectiveness of this Agreement), Borrower shall pay to Lender the following (collectively, the “Closing Payments”): (a) special servicing fees to Midland in the amount of Three Hundred Sixty-One Thousand Eight Hundred Five and 56/100 Dollars ($361,805.56) (which shall be paid from amounts other than from revenue or other cash flows from the Property), which shall constitute all special servicing fees incurred through March 6, 2026; (b) a loan modification fee to Midland in the amount of Nine Hundred Sixty-Nine Thousand Seven Hundred Seventy-Three and 33/100 Dollars ($969,773.33) (the “Modification Fee”) (which shall be paid from amounts other than from revenue or other cash flows from the Property), which Modification Fee shall be fully earned when received by Midland and non-refundable under any circumstances; and (c) all costs and expenses incurred by Lender in connection with the Loan Modification Documents, the transactions contemplated thereby, and any actions taken by Lender to date to enforce the Loan Documents and preserve its collateral security, including, without limitation, property protection advances and the legal fees and expenses of counsel to Lender, as more fully described on Exhibit “B” attached hereto in the total amount of Eight Hundred Seventy-Four Thousand Two Hundred Eighteen and 90/100 Dollars ($874,218.90) (collectively, the “Costs and Expenses”) (which Costs & Expenses shall be paid from amounts other than from revenue or other cash flows from the Property). Lender acknowledges that it is currently holding the amount of Eighty Thousand Seven Hundred Ninety-Three and 34/100 Dollars ($80,793.34) in suspense (the “Suspense Amount”), which Suspense Amount shall be applied against the Closing Payments. In addition, Borrower agrees to pay to Lender promptly on demand, any amounts for additional Costs and Expenses which are hereafter incurred in connection with this Agreement and the transactions contemplated hereby which have not previously been reimbursed by Borrower. The Modification Fee shall be deemed as payment in full of all future workout fees that would otherwise have been due and payable to Midland under the pooling and servicing agreement in connection with the Existing Events of Default, and the obligation of Borrower to pay such workout fees is hereby waived upon receipt by Lender of the Modification Fee; provided, at such time, if ever, as the Loan is returned to special servicing, this waiver shall be of no further force and effect, and Borrower shall be obligated to pay all workout fees thereafter due and payable under the pooling and servicing agreement.

5.    Waived Charges. The Loan Parties acknowledge and agree that Lender in the Foreclosure Action has alleged that interest has accrued under the Loan at the difference between the Default Rate and the Interest Rate (the “Default Interest”) and late charges have accrued under the Loan (the “Late Charges”). Upon the Effective Date, the Default Interest and the Late Charges (together with any other default interest and/or late charges that may have accrued under the Loan Documents prior to the Effective Date, whether alleged by Lender or otherwise) shall be waived.

6.    Renewal Tenant Reserve Account LOC. On or before the Effective Date (and as a condition precedent to the effectiveness of this Agreement), Borrower shall deliver to Lender a Letter of Credit in an amount equal to Ten Million and no/100 Dollars (the “Renewal Tenant Reserve Account LOC”), which Renewal Tenant Reserve Account LOC shall be issued by an Approved Bank and shall name Midland, as master servicer for the A-1 Noteholder, as the beneficiary. Lender hereby agrees that the Renewal Tenant Reserve Account LOC may be issued by Valley National Bank (the “VNB LOC”); provided, at such time, if ever, as Valley National Bank’s rating from the Rating Agencies drops below BBB-, and upon written notice to Borrower (the “LOC Replacement Notice”), within thirty (30) days of the receipt of the LOC Replacement Notice, Borrower shall be required to replace the Renewal Tenant Reserve Account LOC with a Letter of Credit from an Approved Bank and otherwise satisfying the requirements set forth herein (the “Replacement Renewal Tenant Reserve Account LOC”). The Renewal Tenant Reserve Account LOC and the Replacement Renewal Tenant Reserve Account LOC shall be deemed a “Letter of Credit” under the Loan Documents and shall be subject to the terms and conditions of Section 8.8 of the Loan Agreement, including, without limitation, the right of Lender to draw on the Renewal Tenant Reserve Account LOC or the Replacement Renewal Tenant Reserve Account LOC, as applicable, upon the occurrence of an Event of Default. Borrower shall maintain the effectiveness of the Renewal Tenant Reserve Account LOC or the Replacement Renewal Tenant Reserve Account LOC, as applicable, until the later of (i) the date that the Debt has been paid in full or (ii) thirty (30) days after the Maturity Date (such later date, the “LOC Termination Date”); provided, however, upon Borrower’s receipt of an LOC Replacement Notice and delivery to Lender of the Replacement Renewal Tenant Reserve Account LOC, Borrower may terminate the VBN LOC. In elaboration and not by way of limitation of the foregoing, other than terminating the VBN LOC upon Borrower’s receipt of an LOC Replacement Notice and delivery to Lender of the Replacement Renewal Tenant Reserve Account LOC, in no event shall Borrower be entitled to terminate, reduce the face value of, or receive any disbursement from the Renewal Tenant Reserve Account LOC or the Replacement Renewal Tenant Reserve Account LOC, as applicable, prior to the LOC Termination Date. Notwithstanding anything to the contrary contained in Section 13.1(c) of the Loan Agreement or Section 1 of the Guaranty, upon deposit with Lender of the Renewal Tenant Reserve Account LOC (and, in the event of an LOC Replacement Notice, the timely deposit of the Replacement Renewal Tenant Reserve Account LOC), Guarantor shall have no further obligation with respect to the obligations set forth in Section 8.9(a)(i) of the Loan Agreement; provided, in the event the Renewal Tenant Reserve Account LOC or the Replacement Renewal Tenant Reserve Account LOC, as applicable, expires prior to the LOC Termination Date, is subject to a reduction of face value (other than any draws by Lender in connection with an Event of Default) or is earlier terminated and not timely replaced as provided hereunder, the obligations of Guarantor under Section 1 of the Guaranty and Section 13.1(c) of the Loan Agreement with respect to the obligations set forth in Section 8.9(a)(i) of the Loan Agreement shall be reinstated.

7.    Renewal Tenant Deposits. Notwithstanding anything to the contrary contained in the Loan Documents or herein, including, without limitation, Section 8.9 of the Loan Agreement, so long as Lender continues to hold the Renewal Tenant Reserve Account LOC or the Replacement Renewal Tenant Reserve Account LOC, as applicable, and the Renewal Tenant Reserve Account LOC or the Renewal Tenant Reserve Account LOC, as applicable, has not expired prior to the LOC Termination Date, been subject to a reduction of face value (other than any draws by Lender in connection with an Event of Default), or been earlier terminated and not timely replaced as provided hereunder, Borrower shall not have any obligation to deposit any amounts into the Renewal Tenant Reserve Account, including, without limitation, any Renewal Tenant Reserve Monthly Deposit or Renewal Tenant Reserve True Up. In no event shall the total amount of Renewal Tenant Reserve Funds ever be required to exceed Ten Million and no/100 Dollars ($10,000,000.00). For the avoidance of doubt, the deposit of the Renewal Tenant Reserve Account LOC or the Replacement Renewal Tenant Reserve Account LOC, as applicable, shall be deemed payment in full of all Renewal Tenant Reserve Funds and the Renewal Tenant Reserve True Up, unless the Renewal Tenant Reserve Account LOC or the Replacement Renewal Tenant Reserve Account LOC, as applicable, expires prior to the LOC Termination Date, is subject to a reduction in face value (other than any draw by Lender in connection with an Event of Default) or is earlier terminated and not timely replaced as provided hereunder. For the avoidance of doubt, if upon an Event of Default, Lender draws upon the Renewal Tenant Reserve Account LOC or Replacement Renewal Tenant Reserve Account LOC, as applicable, for payments of any kind, Borrower shall continue to have no obligation to provide any Renewal Tenant Reserve Funds or the Renewal Tenant Reserve True Up required by Section 8.9 of the Loan Agreement.

8.    Consent to Amendment of Specified Tenant Lease. Lender hereby consents to the execution of a First Amendment to the Specified Tenant Lease (the “First Amendment”), which shall substantially be in the form previously provided to Lender in May 2025, including, without limitation, the rent and other payment obligations of the Specified Tenant thereunder, and Lender shall promptly following request execute any reasonable lease consent documents to effectuate the foregoing if reasonably requested by Specified Tenant. Borrower shall promptly provide to Lender a copy of any termination notice received from the Specified Tenant. Borrower shall keep Lender reasonably apprised of any mitigation efforts undertaken by Borrower in connection with the COSH Report previously provided to Borrower by Specified Tenant.

9.    Intentionally Omitted.

10.    Monthly Servicing Fees. In the event the Loan has not yet been returned to master servicing, Commencing on the Monthly Payment Date in April 2026 and continuing on each Monthly Payment Date thereafter through the return of the Loan to master servicing, in addition to all other amounts due and payable to Lender under the Loan Documents, Borrower shall pay to Midland a monthly servicing fee in the amount of twenty-five (25) basis points per annum calculated on the outstanding principal balance of the Loan (collectively, the “Monthly Servicing Fees”). Midland, in its role as special servicer of the Loan, shall use reasonable efforts to confirm all requirements have been met for a timely return of the Loan to master servicing pursuant to the terms of the pooling and servicing agreement, including, but not limited to Borrower’s timely payment of three (3) consecutive monthly payments pursuant to the terms of the Loan Documents.

11.    References to Loan Documents. References in any Loan Document to any other Loan Document shall be deemed to mean and to refer to such other Loan Document as the same has been modified by this Agreement or by any of the other Loan Modification Documents, as applicable.

12.    Defaults. Any default by Borrower hereunder beyond any applicable notice and cure periods set forth in the Loan Documents, including, without limitation, the failure of Borrower to pay any portion of the Monthly Servicing Fees, shall constitute an Event of Default under the Loan Documents, and Lender reserves its right to exercise any or all of its rights and remedies at law or in equity in connection with any such Event of Default.

13.    Existing Foreclosure Action. Upon the Effective Date, Lender shall cause the Existing Foreclosure Action, including all claims of any parties asserted in the Existing Foreclosure Action, to be dismissed with prejudice promptly following the Effective Date, pursuant to the stipulation (the “Foreclosure Stipulation”) substantially in the form attached hereto as Schedule 13, which the Parties shall request the Foreclosure Court “so order” .

14.    Appeals. Upon the Effective Date, the Parties shall cause to be filed with the Appellate Court a stipulation (the “Dismissal Stipulation”) of dismissal with prejudice and without costs of the Appeals, substantially in the form attached hereto as Schedule 14.

15.    Existing Events of Default. Upon the Effective Date, the Existing Events of Default shall be deemed satisfied in full and/or waived. In connection with the foregoing, upon the Effective Date, Lender, on behalf of itself and its officers, directors, partners, members, agents, representatives, employees, heirs, successors, and assigns (collectively, “Releasing Lender Parties”), does hereby unconditionally, irrevocably and fully remise, release, acquit, waive, satisfy, and forever discharge each of Borrower and Guarantor, and each of their respective subsidiaries and affiliates and all of their respective past, present, and future shareholders, beneficial owners, members, partners, officers, directors, employees, agents, representatives, loan servicers, attorneys, accountants, participants, heirs, successors and assigns (collectively, the “Released Loan Parties”) from any and all manner of liabilities, obligations, expenses, damages, judgments, executions, objections, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which any of the Releasing Lender Parties now has or hereafter can, shall, or may have against any of the Released Loan Parties arising solely out of the Existing Events of Default (collectively, the “Released Lender Claims”). Furthermore, the Lender, on behalf of itself and the Releasing Lender Parties, hereby covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Released Loan Parties, by reason of or in connection with any of the foregoing Released Lender Claims. The Lender acknowledges that there is a risk that subsequent to the execution of this Agreement, Lender may discover, incur, or suffer from Claims related to the Released Lender Claims which were unknown or unanticipated at the time this Agreement is executed, including, without limitation, unknown or unanticipated Claims which, if known by Lender on the date this Agreement is being executed, may have materially affected the Lender’s decision to execute this Agreement.

16.    Conditions to Effectiveness. This Agreement and the other Loan Modification Documents shall become effective upon the occurrence of each of the following to the satisfaction of Lender unless otherwise waived by Lender (the “Effective Date”):

(a)    Borrower and Guarantor shall have executed and delivered this Agreement to Lender.

(b)    Lender shall have executed and delivered this Agreement to Borrower and Guarantor.

(c)    Borrower shall have paid to Lender the Closing Payments;

(d)    Lender shall have received authority documents from Loan Parties in form and substance acceptable to Lender;

(e)    Borrower shall have delivered to Lender the Renewal Tenant Reserve Account LOC.

(f)    Lender shall have received evidence satisfactory to it that all insurance with respect to the Mortgaged Property required by the Loan Documents is in full force and effect, with all required premiums paid; and

(g)    Lender shall have received all financial statements for Borrower and Guarantor and financial and operational information with respect to the Mortgaged Property as is required under the Loan Documents as of the date of the execution of this Agreement.

17.    Release and Covenant Not to Sue. Upon the Effective Date, each of the Loan Parties, jointly and severally, on behalf of themselves and all of their respective officers, directors, partners, members, agents, representatives, employees, heirs, successors, and assigns (collectively, “Releasing Loan Parties”), do hereby unconditionally, irrevocably and fully remise, release, acquit, waive, satisfy, and forever discharge each of Lender, Midland, and Original Lender, and each of their respective subsidiaries and affiliates and all of their respective past, present, and future shareholders, beneficial owners, members, partners, officers, directors, employees, agents, representatives, loan servicers, attorneys (including, without limitation, Perkins Coie LLP), accountants, participants, heirs, successors and assigns (collectively, the “Released Parties”) from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, objections, defenses, setoffs, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which any of the Loan Parties now has or hereafter can, shall, or may have against any of the Released Parties by reason of any matter, cause, or thing from the beginning of the world to and including the Effective Date (collectively, the “Released Claims”) (including, specifically, but without limitation, claims, causes of action and defenses based on the negligence of Lender or any of the Released Parties or on any other “lender liability” theories of, among others, bad faith, breach of implied covenant of good faith, unfair dealing, duress, coercion, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, fraud, or otherwise) arising out of or relating in any manner to (i) the Loan, including, but not limited to, the administration or funding thereof, (ii) any Loan Document or the indebtedness now or previously evidenced and secured thereby, (iii) any of the Property or the Mortgaged Property or the development, financing, and operation thereof or (iv) any other agreement or transaction between Borrower and any of the Released Parties, including, without limitation, the Loan Modification Documents and the transactions contemplated thereby. Furthermore, the Loan Parties, jointly and severally, for themselves and all of their respective officers, directors, partners, members, agents, representatives, employees, heirs, successors, and assigns, hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Released Parties, by reason of or in connection with any of the foregoing Released Claims. The Loan Parties acknowledge that there is a risk that subsequent to the execution of this Agreement, Loan Parties may discover, incur, or suffer from Claims related to the Released Claims which were unknown or unanticipated at the time this Agreement is executed, including, without limitation, unknown or unanticipated Claims which, if known by Loan Parties on the date this Agreement is being executed, may have materially affected the Loan Parties’ decision to execute this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Section 17 shall be deemed to release the Released Parties from any obligations under this Agreement or any obligations under the Loan Documents arising after the Effective Date.

18.    Guarantor’s Acknowledgement and Consent. Guarantor acknowledges and consents to all the terms and conditions of this Agreement and the other documents executed in connection herewith, and does hereby ratify, reaffirm and confirm its obligations under the Guaranty, and hereby acknowledges that its obligations thereunder are subject to no claims, defenses, or offsets. Guarantor acknowledges and agrees that (i) this Agreement and the other documents executed in connection therewith shall not adversely affect any right or remedy of Lender under the Loan Agreement, the Mortgage or the other Loan Documents, including any of Guarantor’s environmental obligations thereunder, (ii) except as expressly provided herein and in the other documents executed in connection herewith, the execution and delivery of this Agreement and the other documents executed in connection herewith shall in no way change or modify Guarantor’s obligations pursuant to the Guaranty, (iii) the execution and delivery of any agreements by any Loan Party and Lender shall not constitute a waiver by Lender of any of Lender’s rights against any borrower, principal or indemnitor under the Loan Documents, and (iv) the term “Loan Documents” as used in the Guaranty shall mean and refer to the “Loan Documents” (as such term is defined in this Agreement), as the same are modified by this Agreement and the other documents executed in connection herewith.

19.    Future Negotiations. The Loan Parties acknowledge and agree that (a) Lender shall not have any obligation whatsoever to discuss, negotiate or to agree to any future restructuring of the Loan, or any future modification, amendment, extension, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents; and (b) that if there are any future discussions among Lender and any Loan Parties concerning any such restructuring, modification, amendment, extensions or reinstatement, then no restructuring, modification, amendment, extension, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, the Mortgaged Property or other Property or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the parties hereto, and that none of the parties hereto shall assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this section.

20.    No Admissions. The Loan Parties expressly acknowledge and agree that the waivers, estoppels, releases and covenants not to sue contained in this Agreement shall not be construed as an admission of wrongdoing, liability, or culpability on the part of Lender or as an admission by Lender of the existence of any claims of any of the Loan Parties against Lender.

21.    Ratification. Each of the Loan Parties hereby reaffirms, reacknowledges and restates, to and for the benefit of Lender, effective as of the Effective Date hereof to the full extent as if set forth in full in this Agreement, the waivers, releases, covenants, acknowledgements and agreements in favor of Lender made by such Loan Party in the respective Loan Documents to which it is a party. Except as expressly modified and amended by this Agreement or by any of the other Loan Modification Documents, as applicable, all terms, covenants, conditions, and provisions of the Loan Documents shall remain unaltered and in full force and effect, and each of the Loan Parties does hereby expressly ratify and confirm each of the Loan Documents to which it is a signatory party or is otherwise bound, as such Loan Documents are modified and amended hereby and/or by any of the other Loan Modification Documents, as applicable

22.    Acknowledgments. Each Loan Party hereby acknowledges and agrees that such Loan Party has participated in the negotiation of the Loan Modification Documents, and no provision of the Loan Modification Documents shall be construed against or interpreted to the disadvantage of any party hereto or thereto by any court or other governmental or judicial authority by reason of such Loan Party’s having or being deemed to have structured, dictated, or drafted such provision; that such Loan Party at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of the Loan Modification Documents, and such Loan Party has had the opportunity to review and analyze the Loan Modification Documents for a sufficient period of time prior to the execution and delivery thereof; that no representations or warranties have been made by or on behalf of Lender, or relied upon by such Loan Party pertaining to the subject matter of this Agreement and the other Loan Modification Documents, other than those that are set forth in the Loan Modification Documents, and all prior statements, representations, and warranties, if any, are totally superseded and merged into the Loan Modification Documents, which represent the final and sole agreement of the parties with respect to the matters which are the subject hereof and thereof; that all of the terms of the Loan Modification Documents were negotiated at arm’s‑length and that the Loan Modification Documents were prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and that the execution and delivery of the Loan Modification Documents is the free and voluntary act of such Loan Party.

23.    Loan Modification Documents as Loan Documents. This Agreement and the other Loan Modification Documents shall each constitute a Loan Document.

24.    No Limitation of Remedies. No right, power, or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power, or remedy conferred upon or reserved to or by Lender hereunder or under the other Loan Documents or at law or in equity, but each and every remedy shall be cumulative and concurrent and shall be in addition to each and every other right, power, and remedy given hereunder or under the other Loan Documents or now or hereafter existing at law or in equity.

25.    Modifications. The terms of this Agreement may not be changed, modified, waived, discharged, or terminated orally, but only by an instrument or instruments in writing and signed by the party against whom the enforcement of the change, modification, waiver, discharge, or termination is asserted.

26.    Survival of Provisions. Except as expressly herein provided, the covenants, acknowledgments, representations, agreements, and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

27.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH SECTION 17.2 OF THE LOAN AGREEMENT

28.    Time. Time is of the essence in the performance of the covenants contained herein.

29.    No Partnership, Joint Venture, or Agency. None of this Agreement, the other Loan Modification Documents or any other Loan Document, or the transactions contemplated hereby or thereby, shall in any respect be interpreted, deemed, or construed as making Lender a partner or joint venturer with any Loan Party, nor shall it be interpreted, deemed, or construed as making Lender the agent or representative of any Loan Party. In no event shall Lender be liable for any debt or claim accruing or arising against any Loan Party. Lender does not have any fiduciary relationship with or duty to the Loan Parties arising out of or in connection with the Loan Modification Documents or any of the other Loan Documents, and the relationship between Lender, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

30.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto; provided, however, that the provisions of this Section 30 shall not be deemed or construed to permit, sanction, authorize, or condone the assignment of all or any part of the Property or any of Borrower’s rights, title, or interests in and to the Property, except as expressly authorized by Lender.

31.    Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define, or be used in the construction or interpretation of the text of such section.

32.    Construction. Whenever the context hereof so requires, reference to the singular shall include the plural, and, likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine, or neuter, as appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative of the general recitation.

33.    Severability. If any clause or provision of this Agreement is or should ever be held to be illegal, invalid, or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby and that in lieu of each such clause or provision of this Agreement that is illegal, invalid, or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid, or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid, and enforceable.

34.    Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto.

35.    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN MODIFICATION DOCUMENTS CONSTITUTE THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE RESPECTIVE PARTIES HERETO.

36.    WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN MODIFICATION DOCUMENTS, THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO, WHETHER ARISING IN CONTRACT, IN TORT, OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S CONSENT TO THE MODIFICATIONS CONTEMPLATED HEREIN. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

BORROWER:

141 LIVINGSTON OWNER LLC, a Delaware limited
liability company

By:	/s/David Bistricer
Name:
Title:

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GUARANTOR:

CLIPPER REALTY L.P., a Delaware limited partnership

By:	Clipper Realty Inc., a Maryland corporation, its general partner

	By:	/S/David Bistricer
Name:
Title:

CLIPPER REALTY INC., a Maryland corporation

By:	/S/ David Bistricer
Name:
Title:

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LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF BENCHMARK 2021-B24 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-B24, in its capacity as Lead Securitization Noteholder, on behalf of itself and the holders of Note A-2-1 and A-2-2

By:	Midland Loan Services, a division of PNC Bank, National Association, its Special Servicer

By:	/S/ Andrea S. Helm
Name:
Title: